Exhibit 23.3

[ON PRICEWATERHOUSECOOPERS LLP LETTERHEAD]

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 14, 2003, relating to the combined financial statements of Calvin Klein, Inc. which appear in the Current Report on Form 8-K/A of Phillips-Van Heusen Corporation dated February 12, 2003.

PricewaterhouseCoopers LLP

New York, New York

September 19, 2003